Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 File No. 333-203166) pertaining to the GoDaddy Inc. 2015 Equity Incentive Plan, the GoDaddy Inc. 2015 Employee Stock Purchase Plan, the Desert Newco, LLC 2011 Unit Incentive Plan, the Locu, Inc. Amended and Restated 2011 Equity Incentive Plan, the Bootstrap, Inc. 2008 Stock Plan and The Go Daddy Group, Inc. 2006 Equity Incentive Plan,

(2)	Registration Statement (Form S-3 ASR No. 333-210589) of GoDaddy Inc.,

(3)	Registration Statement (Form S-3 No. 333-212018) of GoDaddy Inc.,

(4)	Registration Statement (Form S-8 No. 333-212019) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,

(5)	Registration Statement (Form S-8 No. 333-221431) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.;
of our reports dated February 27, 2018, with respect to the consolidated financial statements of GoDaddy Inc., and the effectiveness of internal control over financial reporting of GoDaddy Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.
/s/ Ernst & Young LLP
Phoenix, Arizona
February 27, 2018